Exhibit 21

                    BF ENTERPRISES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT





    Name of Subsidiary                       State or Country of Incorporation
    ------------------                       ---------------------------------

    BF Holdings, Ltd.                                Cayman Islands

    Boothe Financial Corporation                         Delaware

    Trout Creek Properties, Inc.                         Delaware

    Trout Creek Development Corporation                  Delaware


















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